RESTATED BY-LAWS OF AMERICAN STORES COMPANY ARTICLE I OFFICES
     Section 1.01. Registered Office. The registered office of the Company shall be at 100 West Tenth Street, Wilmington, County of New Castle, Delaware, until otherwise established by a vote of a majority of the Board of Directors in office, and a statement of such change is filed in the manner provided by statute.
Section 1.02. Other Offices. The Company may also have offices at such other places within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Company requires.



                               ARTICLE II
                        MEETINGS OF STOCKHOLDERS


     Section 2.01. Place of Meeting. All meetings of the stockholders of the Company shall be held in Wilmington, Delaware, or at such other place within or without the State of Delaware as shall be designated by the Board of Directors in the notice of such meeting.

     Section 2.02. Annual Meeting. The Board of Directors may fix the date and time of the annual meeting of the stockholders, but if no such date and time is fixed by the Board, the meeting for any calendar year shall be held at such time and date as the Board of Directors may determine and at said meeting the stockholders then entitled to vote shall elect by written ballot directors and shall transact such other business as may properly be brought before the meeting.

Section 2.03. Special Meetings. Special meetings of the stockholders of the Company for any purpose or purposes for which meetings may lawfully be called, may be called at any time for any purpose or purposes by the Board of Directors or by any person or Committee expressly so authorized by the Board of Directors and by no other person or persons. At any time, upon written request of any person or persons who have duly called a special meeting, which written request shall state the purpose or purposes of the meeting, it shall be the duty of the Secretary to fix the date of the meeting to be held at such date and time as the Secretary may fix, not less than ten nor more than sixty days after the receipt of the request, and to give due notice thereof. If the Secretary shall neglect or refuse to fix the time and date of such meeting and give notice thereof, the person or persons calling the meeting may do so.

     Section 2.04. Notice of Meetings. Written notice of the place, date and hour of every meeting of the stockholders, whether annual or special, shall be given to each stockholder of record entitled to vote at the meeting not less than ten nor more than sixty days before the date of the meeting. Every notice of a special meeting shall state the purpose or purposes thereof.

Section 2.04.1 Notice of Nominations and Stockholder Business

(1)  Annual Meetings of Stockholders.

     (a) Nominations of persons for election to the Board of Directors of the Company and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the
Company's notice of meeting,(b) by or at the direction of the Board of Directors or (c) by any stockholder of the Company who was a stockholder of record at the time of giving the notice provided for in this by-law who is entitled to vote at the meeting and who complies with the notice procedures set forth in this by-law.

     (b) For nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 30th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 15 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 30th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner and (ii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.
      (c) Notwithstanding any provision in this by-law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Company is increased and the Company does not make a public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors at least 40 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this by-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

(2) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company's notice of meeting.

(3)  General.

     (a) Only such persons who are nominated in accordance with the procedures set forth in this by-law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this bylaw. Except as otherwise provided by law, the Certificate of Incorporation or these by-laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this by-law and, if any proposed nomination or business is not in compliance with this by-law, to declare that such defective proposal or nomination shall be disregarded.

       (b) For purposes of this by-law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
     (c) Notwithstanding the foregoing provisions of this by-law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this by-law. Nothing in this by-law shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act or
(ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

     Section 2.05. Quorum, Manner of Acting and Adjournment. The holders of a majority of the stock issued and outstanding (not including treasury stock) and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation or by these by-laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. When a quorum is present at any meeting, the vote of the holders of the majority of the stock having voting power present in person or represented by proxy shall decide any questions brought before such meeting, unless the question is one upon which, by express provision of the applicable statute, the Company's Certificate of Incorporation or these by-laws, a different vote is required in which case such express provision shall govern and control the decision of such question. Except upon those questions governed by the aforesaid express provisions, the stockholders present in person or by proxy at a duly organized meeting can continue to do business until adjournment, notwithstanding withdrawal of enough stockholders to leave less than a quorum.

     Section 2.06. Organization. At every meeting of the stockholders the Chairman of the Board, if there be one, or in the case of vacancy in office or absence of the Chairman of the Board, such person as may be designated by the Board of Directors, or, in the absence of any such person, one of the following persons present in the order stated: the Vice Chairmen of the Board, if there be one in their order of rank and seniority; the President; the Executive Vice Presidents and the Vice Presidents, in their order of rank and seniority; or a Chairman chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast, shall act as Chairman, and the Secretary, or, in his absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the Chairman shall act as Secretary.

     Section 2.07. Voting: Proxies. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock having voting power registered in his name on the books of the Company on the record date for such meeting. All elections of directors shall be by written ballot. The vote upon any other matter need not be by ballot. No proxy shall be voted after three years from its date, unless the proxy provides for a longer period. Every proxy shall be executed in writing by the stockholder or by his duly authorized attorney-in-fact and filed with the Secretary of the Company. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provisions in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Company. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Company generally. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Company.

     Section 2.08. Voting Lists. The officer who has charge of the stock ledger of the Company shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting. The list shall be arranged in alphabetical order showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
     Section 2.09. Inspectors of Election. In advance of any meeting of stockholders the Board of Directors may appoint inspectors of election, who need not be stockholders, to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the Chairman of any such meeting may, and upon the demand of any stockholder or his proxy at the meeting and before voting begins, shall appoint inspectors of election. The number of inspectors shall be either one, two or three, as determined, in the case of inspectors appointed upon demand of a stockholder, by stockholders present entitled to cast a majority of the votes which all stockholders present are entitled to cast thereon. No person who is a candidate for office shall act as an inspector. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting, or at the meeting by the Chairman of the meeting.
     If inspectors of election are appointed as aforesaid, they shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all stockholders. If there be three inspectors of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.
On request of the Chairman of the meeting or of any stockholder or his proxy, the inspectors shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them.



                               ARTICLE III
                           BOARD OF DIRECTORS
     Section 3.01. Board Powers. The business and affairs of the Company shall be managed by or under the direction of the Board of Directors; and all powers of the Company, except those specifically reserved or granted to the stockholders by statute, the Certificate of Incorporation or these by-laws, are hereby granted to and vested in the Board of Directors. The primary functions of the Board are to select principal senior executives, evaluate their performance, fix their compensation, oversee the conduct of the business to evaluate whether it is being managed properly, review the Company's financial objectives, major plans and major accounting and auditing issues, and to perform all other functions prescribed by law or the Certificate of Incorporation.

     Section 3.02. Number, Term of Office and Qualification. The Board of Directors shall consist of such number of directors, not less than five nor more than twenty, as may be determined from time to time by the Board of Directors. The Board is divided into three classes, Class I, Class II and Class III. Such classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such directors were elected; provided, however that the directors first elected to Class I shall serve for a term ending at the annual meeting next following the end of the fiscal year 1981, the directors first elected to Class II shall serve for a term ending at the second annual meeting next following the end of the fiscal year 1981, and the directors first elected to Class III shall serve for a term ending at the third annual meeting next following the end of the fiscal year 1981. The foregoing notwithstanding, each director shall serve until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified, disabled or shall otherwise be removed.

At each annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.

     Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal. If any newly created directorship may, consistent with the rule that the three classes shall be as nearly equal in number of directors as possible, be allocated to one or two or more classes, the Board shall allocate it to that of the available classes whose term of office is due to expire at the earliest date following such allocation. All directors of the Company shall be natural persons of full age, but need to be residents of Delaware or stockholders of the Company.

     Section 3.03. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the event of their death, resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.
     Section 3.04. Resignations. Any director of the Company may resign at any time by giving written notice to the Chairman of the Board or the Secretary of the Company. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 3.05. Organization. At every meeting of the Board of Directors, the Chairman of the Board, if there be one, or, in the case of a vacancy in the office or absence of the Chairman of the Board, one of the following officers present in the order stated: the Vice Chairmen of the Board, if there be one in their order of rank and seniority; the President; the Executive Vice Presidents or Vice Presidents in their order of rank and seniority; or a Chairman chosen by a majority of the directors present, shall preside, and the Secretary, or in his absence, an Assistant Secretary, or in the absence of the Secretary and the Assistant Secretaries, any person appointed by the Chairman of the meeting, shall act as Secretary.

     Section 3.06. Place of Meeting. The Board of Directors may hold its meetings, both regular and special, at such place or places within or without the State of Delaware as the Chairman of the Board or the Board of Directors may from time to time determine, or as may be designated in the notice calling the meeting.

     Section 3.07. Organization Meeting. Immediately after each annual election of directors or other meeting at which the entire Board of Directors is elected, the newly elected Board of Directors shall meet for the purpose of organization, election of officers, and the transaction of other business, at the place where said election of directors was held. Notice of such meeting need not be given. Such organization meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

     Section 3.08. Regular Meetings. Regular meetings of the Board of Directors shall be held without notice at such time and at such place as shall be determined from time to time by the Board of Directors. Notice of any regular meeting shall be given in the manner prescribed for special meetings of the Board of Directors.

     Section 3.09. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board of Directors, the President or on the written request of three or more of the directors. Notice of each such meeting shall be given to each director in writing, or by telephone personally, at least 24 hours before the time at which the meeting is to be held. Each such notice shall state the time and place of the meeting to be so held.

     Section 3.10. Quorum, Manner of Acting and Adjournment. At all meetings of the Board of Directors a majority of the total number of directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Unless otherwise restricted by the Certificate of Incorporation or these by laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or Committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee as the case may be.
     Section 3.11. Committees of the Board of Directors. The Board of Directors may, by a resolution adopted by the Board, designate an Executive Committee and other committees. Each committee, other than the Executive Committee, shall consist of two or more directors who shall be approved by a majority of the whole Board. The Executive Committee shall consist of three or more directors, one of whom shall be the Chairman of the Board of the Company. The Board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member or the alternate or alternates, if any, designated for such member of any committee, the member or members thereof present at any meeting and not disqualified, whether or not they constitute a quorum, may unanimously appoint another director to act at the meeting in place of any such absent or disqualified member.
The committees of the Board shall have and exercise the authority of the Board of Directors to the extent provided in the resolution designating the committee.
     No committee of the Board of Directors shall have the authority of the Board with respect to any of the following actions:

     (1)  Declaring any dividend;

     (2)  Authorizing the issuance of any stock of the Company;

     (3)  Amending the Certificate of Incorporation;

     (4)  Adopting an agreement of merger or consolidation;

(5) Recommending to the stockholders the sale, lease or exchange of all or substantially all of the Company's property and assets;
 (6) Recommending to the stockholders a dissolution of the Company or a revocation of a dissolution; or
     (7)  Amending the by-laws of the Company.
The provisions of Section 3.09 with respect to the provision of notice for special meetings shall be applicable to all committees of the Board.


At all meetings of any committee of the Board of Directors, a majority of the members of the committee shall constitute a quorum for the transaction of business and the act of a majority of the members of the committee present at any meeting thereof at which there is a quorum shall be the act of the committee, except as may be otherwise specifically provided for in the resolution establishing the committee, or by law or by the Certificate of Incorporation. If a quorum is not present at any meeting of any committee of the Board, the committee members present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.


     Section 3.12. Interested Directors or Officers. No contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other Company, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorized the contract or transaction, or solely because his or their votes are counted for such purpose, if:


     (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or
     (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or
(3) The contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     Section 3.13. Compensation. Each director who is not also a full-time active employee of the Company or any subsidiary thereof shall be paid such compensation for his or her services as a director and shall be reimbursed for such expenses as may be fixed by the Board of Directors.



                               ARTICLE IV
                        NOTICE, WAIVERS, MEETINGS


     Section 4.01. Notice, What Constitutes. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these by-laws, written notice is required to be given to any directors or stockholder, such notice may be given to such person, either personally or by sending a copy thereof through the mail, or by telegraph, facsimile transmission, charges prepaid, to his address appearing on the books of the Company. If the notice is sent by mail, by telegraph or by private delivery service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or private delivery service for transmission to such person.
        Section 4.02. Waivers of Notice. Whenever any written notice is required to be given under the provisions of the Certificate of Incorporation, these by-laws, or by statute, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice of such meeting.
     Attendance of a person, either in person or by proxy, at any meeting, shall constitute a waiver of notice of such meeting, except when a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.
     Section 4.03.  Conference Telephone Meetings.
(a) Policy Statement by the Board of Directors. It is the position of the Board of Directors that personal attendance at meetings is highly preferable to attendance via telephone conference and, therefore, that telephone conferences should be discouraged and used only in limited circumstances, such as an emergency or when the Chairman of the Board or the President and Chief Executive Officer feel that it is in the best interest of the Company to call a meeting (as opposed to postponing or rescheduling the meeting) when one or more Directors can be present only by telephone conference, or where the matters to be discussed are of a routine or perfunctory nature. Because of the concern for confidentiality and electronic interference or signal disruption, only "wired" telephones should be used.
     (b) One or more directors may participate in a meeting of the Board, or of a committee of the Board, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this section ("b") shall constitute presence in person at such meeting.
                                ARTICLE V
                                OFFICERS


     Section 5.01. Number, Qualifications and Designation. The officers of the Company shall be chosen by the Board of Directors and shall be a Chairman of the Board, a President and/or Chief Executive Officer, one or more Executive Vice Presidents, Senior Vice Presidents and Vice Presidents, a Secretary, a Treasurer, and such other officers as may be elected in accordance with the provisions of Section 5.03 of this Article. One person may hold more than one office.

     Section 5.02. Election and Term of Office. The officers of the Company, except those elected by delegated authority pursuant to Section 5.03 of this Article, shall be elected annually by the Board of Directors, and each such officer shall hold his office until his successor shall have been elected and qualified, or until his earlier resignation or removal.

     Section 5.03.  Subordinate Officers, Committees and Agents.   The
Board of Directors may, from time to time, elect such other officers, employees or other agents as it deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these by-laws, or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

     Section 5.04. Resignations. Any officer or agent may resign at any time by giving written notice to the Board of Directors, or to the Chairman of the
Board or the Secretary of the Company. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     Section 5.05. Removal. Any officer, committee, employee or other agent of the Company may be removed, either for or without cause, by the Board of Directors or other authority which elected or appointed such officer, committee or other agent whenever in the judgment of such authority the best interests of the Company will be served thereby.

     Section 5.06. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, shall be filled by the Board of Directors or by the officer or committee to which the power to fill such office has been delegated pursuant to Section 5.03 of this Article, as the case may be, and if the office is one for which these by-laws prescribe a term, shall be filled for the unexpired portion of the term.

     Section 5.07. General Powers. Except as otherwise provided by law, the
Certificate of Incorporation or these by-laws, the day-to-day management of the Company s business and affairs shall be conducted by or under the supervision of the President and Chief Executive Officer and by those other officers and employees to whom management functions are delegated by the Board of Directors or the President and Chief Executive Officer.

     Section 5.08. Corporate Authority. The Chairman of the Board shall, subject to the control of the Board of Directors, have general and active supervision of the affairs, business, officers and employees of the Company. By virtue of his office, the Chairman of the Board shall be a member of all committees of the Board of Directors or of the Company except as otherwise specifically provided. He shall, from time to time, in his discretion or at the order of the Board, submit to the Board reports of the operations and affairs of the Company. He shall also perform such other duties and have such other powers as may be assigned to him from time to time by the Board of Directors.

     Section 5.09. The Chairman and Vice Chairmen of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may from time to time be assigned to him by the Board of Directors. The Vice Chairmen of the Board, if there be one, in their order of rank and seniority, shall perform such duties as may from time to time be assigned to them by the Board of Directors, by the Chairman of the Board or these by-laws.

     Section 5.10.  The President.  DELETED IN ITS ENTIRETY.

     Section 5.11.  The Vice Presidents.  The Company may have one or more
Executive
Vice Presidents, Senior Vice Presidents and Vice Presidents having such duties as from time to time may be determined by the Board of Directors or by the Chairman of the Board, or by the President and/or Chief Executive Officer pursuant to Section 5.07.

     Section 5.12. The Secretary. The Secretary shall keep full minutes of all meetings of the stockholders and of the Board of Directors; shall be exofficio
Secretary of the Board of Directors; shall attend all meetings of the stockholders and of the Board of Directors; shall record all the votes of the stockholders and of the directors and the minutes of the meetings of the stockholders and of the Board of Directors and of committees of the Board in a book or books to be kept for that purpose. The Secretary shall give, or cause to be given, notices of all meetings of the stockholders of the Company and of the Board of Directors; shall be the custodian of the seal of the Company and see that it is affixed to all documents to be executed on behalf of the Company under its seal; shall have responsibility for the custody and safekeeping of all permanent records and other documents of the Company; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may be prescribed by the Board of Directors or by the Chairman of the Board, under whose supervision he shall be.
The Board of Directors may elect one or more Assistant Secretaries to perform such duties as shall from time to time be assigned to them by the Board of Directors or the Chairman of the Board.
      Section 5.13. The Treasurer. The Treasurer shall have or provide for the custody of all funds, securities and other property of the Company; shall collect and receive or provide for the collection or receipt of money earned by or in any manner due to or received by the Company; shall deposit or cause to be deposited all said moneys in such banks or other depositories as the Board of Directors may from time to time designate; shall make disbursements of Company funds upon appropriate vouchers; shall keep full and accurate accounts of transactions of his office in books belonging to the Company; shall, whenever so required by the Board of Directors, the Executive Committee or an Audit Committee, render an accounting showing his transactions as Treasurer, and the financial condition of the Company; and, in general, shall discharge any other duties as may from time to time be assigned to him by the Board of Directors. The Board of Directors may elect one or more Assistant Treasurers to perform the duties of the Treasurer as shall from time to time be assigned to them by the Board of Directors or the Treasurer.
     Section 5.14. The Controller. The Board of Directors may appoint a Controller who shall maintain full and accurate records of all assets and liabilities and transactions of the Company, see that adequate audits thereof are currently and regularly made and, in conjunction with other officers and department heads, initiate and enforce measures and procedures whereby the business of the Company shall be conducted with maximum safeguards, efficiency and economy. He shall make all such records available for examination when so required by the Board of Directors, the Executive Committee, or an Audit Committee. He shall perform such other duties and have such other obligations as may be prescribed by the Board of Directors or by the Chairman of the Board.
     Section 5.15. Officer's Bonds. Any officer shall give a bond for the faithful discharge of his duties in such sum, if any, and with such surety or sureties as the Board of Directors shall require. The Company may obtain such bonds at its expense as the Board of Directors shall require.
     Section 5.16. Compensation. The compensation of the officers and agents of the Company elected by the Board of Directors shall be fixed from time to time by the Board of Directors or by such committee as may be designated by the Board of Directors to fix salaries or other compensation of officers.



                              ARTICLE VI
                  CERTIFICATES OF STOCK, TRANSFER, ETC.


     Section 6.01. Issuance. The certificates for stock of the Company shall be numbered and registered in the stock ledger and transfer books or equivalent records of the Company as they are issued. They shall be signed by the Chairman of the Board, the President, an Executive Vice President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall bear the corporate seal, which may be a facsimile, engraved or printed. Any of or all the signatures upon such certificate may be a facsimile, engraved or printed if such certificate of stock is signed or countersigned by a transfer agent or by a registrar, which signature may also be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer, transfer agent or registrar before the certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent or registrar at the date of its issue.

     Section 6.02. Transfer. Transfers of shares of stock of the Company shall be made on the books of the Company upon surrender of the certificates therefor, endorsed by the person named in the certificate or by attorney lawfully constituted in writing. No transfer shall be made inconsistent with the provisions of the Uniform Commercial Code, Article 8 of Title 5A of the Delaware Code, and its amendments and supplements.

     Section 6.03. Stock Certificates. Stock certificates of the Company shall be in such form as provided by statute and approved by the Board of
Directors. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any agency designated by the Board of Directors for that purpose.

     Section 6.04.  Lost, Stolen, Destroyed or Mutilated Certificates.
The
Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed.
     Section 6.05. Record Holder of Shares. The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
     Section 6.06. Determination of Stockholders of Record. In order that the
Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.
     If no record date is fixed:
          (1) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
          (2) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
     Only such stockholders as shall be stockholders on the record date fixed or determined as aforesaid shall be entitled to notice of or to vote at such meeting or adjournment, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.





                               ARTICLE VII
              INDEMNIFICATION OF DIRECTORS, OFFICERS, ETC.

                        DELETED IN ITS ENTIRETY.




                                  ARTICLE VIII INSURANCE
                            DELETED IN ITS ENTIRETY. ARTICLE IX
                                  MISCELLANEOUS
     Section 9.01. Corporate Seal. The corporate seal of the Company shall have inscribed thereon the name of the Company, the year of its incorporation and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

     Section 9.02. Checks. All checks, notes, bills of exchange or other orders in writing shall be signed by such person or persons as the Board of Directors, or officer or officers authorized by resolution of the Board of Directors may, from time to time, designate.

     Section 9.03. Contracts. Except as otherwise provided in these by-laws, the Board of Directors may authorize any officer or officers including the Chairman and Vice Chairmen of the Board of Directors, or any agent or agents, to enter into any contract or to execute or deliver any instrument on behalf of the Company and such authority may be general or confined to specific instances.

     Section 9.04. Audit. The Board of Directors shall cause the accounts and records of the Company and its subsidiaries to be examined and audited by a firm of independent certified public accountants at least once each year. The Board of Directors each year shall cause a report of the financial condition of the Company and its subsidiaries as of the closing date of the preceding fiscal year to be prepared. Such report shall be in such form as shall be approved by the Board of Directors and shall be examined and audited by a firm of independent certified public accountants.

     Section 9.05. Inspection. The books, accounts and records of the Company shall be open for inspection in person by any member of the Board of Directors at all times.

     Section 9.06. Amendment of by-laws. These by-laws shall not be made, repealed, altered, amended or rescinded by the stockholders of the Company except by the vote of not less than 80% of the total outstanding shares of common stock as well as a majority of the total outstanding shares of common stock not held by a Related Person (as defined in Article Thirteenth of the Certificate of Incorporation) and/or its affiliates. Nothing contained herein shall detract from the authority of the Board of Directors to make, alter or repeal the by-laws of the Company (as set forth in Article 10.03(a) of the Certificate of Incorporation).